EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 13, 2026, with respect to the consolidated financial statements of Terex Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/KPMG LLP
Boston, Massachusetts
July 31, 2026